Exhibit 99.1

Certified Public Accountants

Nexgen Wireless, Inc.

Financial Statements and

Independent Auditor’s Report

December 31, 2014 and 2013

Nexgen Wireless, Inc.

Financial Statements

Table of Contents	Page Number

Independent Auditor’s Report	1 - 2

Balance Sheets	3

Statements of Income	4

Statements of Changes in Stockholders’ Equity	5

Statements of Cash Flows	6 - 7

Notes to Financial Statements	8 - 12

Certified Public Accountants

A	Woodfield Executive Center
1101 Perimeter Drive. Suite 800
Schaumburg, IL 60173

P	(847) 517-8222

F	(847) 517-8553

W	www.cjgpartners.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Nexgen Wireless, Inc.

We have audited the accompanying financial statements of Nexgen Wireless, Inc. (an Illinois Corporation), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexgen Wireless, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Nexgen Wireless, Inc.

(Continued)

Correction of Error

As discussed in Note 11 to the financial statements, certain errors in the financial statements that were previously reported as of December 31, 2013, were discovered by management of Nexgen Wireless, Inc. during the current year. Accordingly, amounts previously reported have been restated in the 2013 financial statements now presented, and an adjustment has been made to retained earnings as of December 31, 2012, to correct the error. Our opinion covering the period ending December 31, 2013, is not modified with respect to this matter.

cjg partners LLP

Certified Public Accountants

Schaumburg, Illinois

February 24, 2015

Nexgen Wireless, Inc.

Balance Sheets

December 31, 2014 and 2013

		2013
	2014	(Restated)

Assets

Current Assets
Cash	$2,714,184	$2,790,058
Accounts receivable, net	6,259,339	1,821,801
Pre-paid expenses	18,083	10,794

Total Current Assets	8,991,606	4,622,653

Property and Equipment, net	181,785	123,404

Total Assets	$9,173,391	$4,746,057

Liabilities

Current Liabilities
Accounts payable	$36,797	$104,129
Credit card payable	130,933	93,711
Line-of-credit	250,000	—
Accrued expenses	837,693	410,586
Income taxes payable	114,258	73,078
Current portion of long-term debt	19,630	10,339

Total Current Liabilities	1,389,311	691,843

Long-Term Liabilities	64,324	33,073

Total Liabilities	1,453,635	724,916

Stockholders’ Equity

Common stock, no par value; 1,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Retained earnings	7,718,756	4,020,141

Total Stockholders’ Equity	7,719,756	4,021,141

Total Liabilities and Stockholders’ Equity	$9,173,391	$4,746,057

The accompanying notes are an integral part of the financial statements.

Nexgen Wireless, Inc.

Statements of Income

For the Years Ended December 31, 2014 and 2013

			2013
	2014		(Restated)

Sales	$23,826,949	100%	$15,543,420	100%

Cost of Sales	13,523,591	56.8	11,100,292	71.4

Gross Profit	10,303,358	43.2	4,443,128	28.6

Operating Expenses	2,762,486	11.6	1,808,209	11.6

Income from Operations	7,540,872	31.6	2,634,919	17.0

Other Income (Expense)
Interest income	115	—	—	—
Interest expense	(3,041)	—	(940)	—

Income Before Taxes	7,537,946	31.6	2,633,979	17.0

Income Tax Provision	119,200	0.5	74,100	0.5

Net Income	$7,418,746	31.1%	$2,559,879	16.5%

The accompanying notes are an integral part of the financial statements.

Nexgen Wireless, Inc.

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2014 and 2013

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total

Balance at December 31, 2012 (Restated)	$1,000	$—	$2,084,762	$2,085,762

Net Income	—	—	2,559,879	2,559,879

Distributions	—	—	(624,500)	(624,500)

Balance at December 31, 2013 (Restated)	1,000	—	4,020,141	4,021,141

Net Income	—	—	7,418,746	7,418,746

Distributions	—	—	(3,720,131)	(3,720,131)

Balance at December 31, 2014	$1,000	$—	$7,718,756	$7,719,756

The accompanying notes are an integral part of the financial statements.

Nexgen Wireless, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

		2013
	2014	(Restated)

Cash Flows from Operating Activities:
Cash received from customers	$19,389,411	$15,360,920
Cash paid for salaries and suppliers	(15,763,179)	(12,481,653)
Interest received	115	—
Rent paid	(87,978)	(44,607)
Interest paid	(3,041)	(940)
Income taxes paid	(78,020)	(15,355)
Donations	—	(1,960)

Net Cash Provided by Operating Activities	3,457,308	2,816,405

Cash Flows from Investing Activities:
Capital expenditures	(35,910)	(23,265)

Net Cash Used for Investing Activities	(35,910)	(23,265)

Cash Flows from Financing Activities:
Repayment of long-term debt	(27,141)	(9,486)
Net borrowings under line-of-credit agreement	250,000	—
Distributions	(3,720,131)	(624,500)

Net Cash Used for Financing Activities	(3,497,272)	(633,986)

Net Increase (Decrease) in Cash and Cash Equivalents	(75,874)	2,159,154

Cash and Cash Equivalents at Beginning of Year	2,790,058	630,904

Cash and Cash Equivalents at End of Year	$2,714,184	$2,790,058

The accompanying notes are an integral part of the financial statements.

Nexgen Wireless, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013 (Restated)

Reconciliation of Net Income to Net Cash Provided by Operating Activities:

Net Income	$7,418,746	$2,559,879

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	35,921	33,441
(Increase) decrease in assets:
Accounts receivable	(4,437,538)	(182,500)
Prepaid expenses	(7,289)	(2,406)
Increase (decrease) in liabilities:
Accounts payable	(67,332)	75,501
Credit card payable	37,222	62,462
Accrued expenses	427,107	211,087
Income taxes payable	41,180	58,745
Current portion of long term debt	9,291	195

Total Adjustments	(3,961,438)	256,525

Net Cash Provided by Operating Activities	$3,457,308	$2,816,404

Supplemental schedule of non-cash investing and financing activities:

Debt obligation incurred to purchase automobile	$58,394	$—

The accompanying notes are an integral part of the financial statements.

Nexgen Wireless, Inc.

Notes to Financial Statements

December 31, 2014 and 2013

1.	Summary of Accounting Policies

	History and Business Activity	The Company (an Illinois Corporation) was formed in 2000 and is primarily engaged in the development and testing of software for the telecommunications industry.

	Revenue Recognition	The Company provides network engineering services and software development. The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Additions, major renewals, replacements and betterments are capitalized; maintenance and repairs are charged against income as incurred. Provision for depreciation is generally computed by the straight-line and accelerated methods over the estimated useful lives of the respective assets. Annual depreciation rates range from 7% to 25% for equipment.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2014 or 2013.

	Cash Equivalents	For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

	Receivables and Credit Policies	Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amount that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

	Advertising	The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 2014 and 2013, were $6,053 and $28,419, respectively.

Nexgen Wireless, Inc.

Notes to Financial Statements

December 31, 2014 and 2013

1.	Summary of Accounting Policies (Continued)

Income Tax Status

The stockholders of the Company elected, under the small business corporation provision of the Internal Revenue Code, to have the Company’s net income or loss reflected in their individual income tax returns. Consequently, no provision for income taxes other than various state corporate level taxes has been provided for. The Company files income tax returns in the U.S. federal jurisdiction and the states of Illinois and California. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2011.

The Company includes penalties and interest assessed by income tax authorities in operating expenses. The Company did not have penalties and interest expenses for the years ended December 31, 2014 and 2013, respectively.

	Concentration of Credit Risk	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company grants credit to all customers. The Company performs ongoing credit evaluations of its customers’ financial conditions, and generally, requires no collateral from its customers. The Company maintains its cash at several banks. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2014, the Company’s uninsured cash balance was $2,464,184. The Company’s three largest customers accounted for approximately 87% and 90% of its sales for the years ended December 31, 2014 and 2013, respectively.

	Estimates	The preparation of financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	Cost of Sales	The Cost of Sales consists of field equipment cost, equipment rental cost, field staff wages, and subcontractor services.

	Subsequent Events	In accordance with ASC 855, the Company evaluated subsequent events through February 24, 2015, the date these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosures in these financial statements.

	Reclassifications	Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current-year financial statements.

Nexgen Wireless, Inc.

Notes to Financial Statements

December 31, 2014 and 2013

2.	Accounts and Notes Receivable	Accounts and notes receivable amounts at December 31, 2014 and 2013 as restated consist of:

	2014	2013 (Restated)
Current Customer Accounts	$6,259,339	$1,821,801
Allowance for uncollectible customer accounts	—	—

	$6,259,339	$1,821,801

Approximately 87% of gross accounts receivable at December 31, 2014 and 81% at December 31, 2013 were from the Company’s three largest customers.

3.	Property and Equipment	At December 31, 2014 and 2013 property and equipment are summarized as follows:

	2014	2013
Equipment	$118,992	$118,992
Furniture and fixtures	40,163	26,681
Office equipment	16,440	1,515
Vehicles	176,682	110,787

	352,277	257,975
Accumulated depreciation	(170,492)	(134,571)

	$181,785	$123,404

Depreciation expense for the years ended December 31, 2014 and 2013 was $35,921 and $33,441, respectively.

4.	Compensated Absences	Employees of the Company are entitled to paid vacation, depending on job classifications, length of service, and other factors. The estimated liability for compensated absences is $113,060 and $ - as of December 31, 2014 and 2013, respectively.

5.	Accrued Expenses	Accrued expenses consist of the following at December 31, 2014 and 2013:

	2014	2013
Salaries, commissions and vacation pay	$826,535	$410,586
Other	11,158	—

	$837,693	$410,586

6.	Line-of-Credit	The Company entered into a new, outstanding line-of-credit with a bank in December 2014. The amount of $1,500,000 which is secured by all otherwise unsecured assets. The agreement provides for interest to be paid on any outstanding balances at Libor plus 3% (at December 31, 2014 – 3.45%). The outstanding balances on this line-of-credit were $250,000 at December 31, 2014.

Nexgen Wireless, Inc.

Notes to Financial Statements

December 31, 2014 and 2013

6.	Line-of-Credit (Continued)	The Company had an outstanding line-of-credit with a bank in the amount of $1,000,000 which was secured by all otherwise unsecured assets. The agreement provided for interest to be paid on any outstanding balances at the Prime rate less .25%. Outstanding balances on this line-of-credit were partially guaranteed by the principal shareholder. The outstanding balance on this line-of-credit was $ - at December 31, 2013. This facility ended during 2014.

7.	Long-Term Debt	Long-term debt at December 31, 2014 and 2013 consists of the following:

	2014	2013
Note payable – due 12/31/17, payable in monthly installments of $921, including interest of 1.9%, secured by Vehicles.	$32,068	$43,412

Note payable – due March 2020, payable in monthly installments of $912, including interest of 3.88%, secured by Vehicles.	51,886	—

	83,954	43,412

Less Current Portion	(19,630)	(10,339)

	$64,324	$33,073

Maturities of long-term debt for the five years subsequent to December 31, 2014 are as follows: 2015 - $19,630; 2016 - $20,191; 2017 - $20,617; 2018 - $10,213; 2019 - $13,303.

8.	Leases	The Company leases its principal offices under a non-cancelable lease agreement. Total rent expense for the years ended December 31, 2014 and 2013 were $87,978 and $44,607, respectively. Annual minimum rental commitments under the lease at December 31, 2014 are as follows: 2015 - $89,970; 2016 - $92,678; 2017 - $94,852; 2018 - $65,264.

9.	Employee Profit Sharing Plan	The Company maintains a qualified defined contribution plan which covers substantially all employees, who have completed one year of service as defined in the plan. Under the plan, employees may elect to make pre-tax or Roth contributions to the plan. These contributions may be a fixed dollar amount or a percentage of their salary up to the annual maximum as defined. The Company did not make any discretionary profit sharing contributions for the years ended December 31, 2014 and 2013.

10.	Contingent Liability	The Company was issued demand letters by two former employees alleging the Company owed wages and commissions to them at the time of their termination of employment. The two parties have agreed to the Company owing $262,000, which is included in accrued liabilities at December 31, 2014. Management does not believe any possible additional liability would materially affect the Company’s financial position or results of operations.

Nexgen Wireless, Inc.

Notes to Financial Statements

December 31, 2014 and 2013

11.	Restatement	In 2014, the Company made prior year adjustments causing 2012 retained earnings and the 2013 financial statements to be restated. The prior year adjustments were due to management reviewing their sales cutoff. The following changes were made to the 2012 retained earnings and the 2013 balance sheet and income statement:

	2012 Prior	2012 Adjusted	Change

Retained earnings	$1,239,852	$2,084,762	$844,910

	2013 Prior	2013 Adjusted	Change
Income Statement
Sales	$16,094,993	$15,543,420	$(551,573)

Balance Sheet
Accounts receivable	$1,528,464	$1,821,801	$293,337
Retained earnings	$3,726,804	$4,020,141	$293,337